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Aimco Unlocks Shareholder Value Board Strategy Update

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding AIR’s and New Aimco’s portfolio composition and their relationship following the spin-off; the anticipated timing, structure and benefits and advantages of the spin-off; tax treatment and tax consequences of the spin-off, including factors related thereto, such as future financing plans, including expected leverage and capital structure; pro-forma financial information; business strategies, prospects and projected operating and financial results (including future Funds From Operations (“FFO”) estimated Gross Asset Value (“GAV”)); expected future dividends; and expected capital investments. In addition, we may not complete the spin-off on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not the spin-off is completed on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s (or, after the spin-off, New Aimco’s and AIR’s) business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s (or, after the spin-off, the New Aimco’s or AIR’s) ability to maintain current or meet projected occupancy, rental rate and property operating results; Aimco’s (or, after the spin-off, New Aimco’s or AIR’s) ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect us and interpretations of those regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by stockholder activists, including a proxy contest; AIR’s and New Aimco’s relationship with each other after the consummation of the business separation; the ability and willingness of AIR and New Aimco and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off. In addition, our (or, after the spin-off, New Aimco’s or AIR’s) current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statements relating to the spin-off, which are expected to be filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any pro-forma financial information, projections, statements, illustrative presentations, statements or information contained in this document. It is understood and agreed that any such pro-forma financial information, projections, targets, illustrative presentations, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, illustrations or targets will be realized, that actual results may differ from projected results and that such differences may be material. Although all financial projections, estimates, illustrative results and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, illustrative result or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected, illustrative or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, illustrative presentations and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates, illustrative presentations and targets to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. This presentation includes certain non-GAAP financial measures, including FFO, GAV, Net Asset Value (“NAV”) and NAV per share and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco (or, after the spin-off, New Aimco or AIR). Our management uses forward looking non-GAAP measures to evaluate the projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures diﬀerently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale. Important Additional Information and Where to Find It We plan to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement or a consent revocation statement, as applicable, relating to Land & Buildings Investment Management’s (“L&B”) consent solicitation statement filed with the SEC in connection with L&B’s solicitation to, among other things, request to call a special meeting (the “Solicitation”) or to any special meeting that may be called (each a “Solicitation Statement”) with the SEC, together with Aimco’s WHITE proxy card or WHITE consent revocation card, as applicable. SHAREHOLDERS ARE URGED TO READ THE APPLICABLE SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Solicitation Statement, any amendments or supplements thereto and any other documents (including Aimco’s WHITE proxy card or WHITE consent revocation card, as applicable) when filed by Aimco with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at Aimco’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at aimcoproxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018. Participants in the Solicitation Aimco, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of Aimco’s board of directors, owns in excess of one percent (1%) of Aimco’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Aimco’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of Aimco’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above. . Forward Looking Statements / Non-GAAP Measures / Important Additional Information and Where to Find It / Participants in Solicitation Contacts Matt Foster Director, Investor Relations (303) 793-4661 investor@aimco.com Contacts Matt Foster Director, Investor Relations (303) 793-4661 investor@aimco.com

Board-led strategy was informed by active and regular engagement with shareholders Shareholders looking for: Greater simplicity Greater predictability Lower leverage Greater emphasis on current income AIR results from separation of non-core development activities, ~10% of GAV1 Separation allows shareholders to allocate capital to two differentiated companies with distinct investment risk/return profiles 2 References to Gross Asset Value (“GAV”) throughout are calculated using the valuations published as of March 31, 2020

AIR is the Result of the Board’s Strategy to Enhance Shareholder Value AIR is simple and transparent, minimizes risk, increases FFO and dividends AIR is simple and transparent: Exclusively owns stabilized apartments Separated investments that are complex or take time to monetize AIR minimizes risk: AIR reduces financial risk through balance sheet de-levering AIR reduces execution risk by avoiding development and redevelopment AIR expects to increase FFO and dividends per share: Minimizes earnings drag from development and redevelopment Simpler business results in lower overhead Board Focused on Unlocking Shareholder Value 3 Evaluation continued during current pandemic and economic shock

# AIR: Simplified and Pure-Play Business Model

| Aimco Today | | Post-Separation |
|---|---|---|
| **Multifamily Portfolio**<br>**Property Management** | ***~90% of Assets Continue as AIR***<br>*~75%*<br>*Best-in-class multifamily portfolio*<br>*Best-in-class property management* | **AIR**<br>• ~75% to pure-play REIT providing a simple and transparent way to invest in the multifamily sector<br>– ~$10.4bn GAV<br>– 98 properties[1]<br>– Eight major U.S markets |
| | *~15% to de-lever* | • ~15% to de-lever AIR via California JV and sale of Separate Portfolio |
| **Property Development and Redevelopment** | ***~10% of Assets[2]*** | • ~10% separated to realize value of investments that are complex or take time to monetize |

1. Includes properties in the California joint venture
2. ~$1.3bn GAV for owned and partially owned assets, excluding the separate portfolio and redevelopment and development properties leased from AIR

4

AIR: Best-in-Class Portfolio and Property Operations Separation creates value for shareholders Day 1 and two distinct and compelling future investment opportunities High-quality portfolio diversified by market and price point: Highest measured customer satisfaction and retention Unequalled record of Controllable Operating Expense (“COE”), flat for past 10 years Highest Same Store operating margins ~$2.4bn California joint venture provides confirmation of GAV 5 Strong balance sheet with lowest weighted average net cost of debt2 Lowest relative G&A and offsite costs in sector3 Lowest execution risk with no development or redevelopment1 Peer leading property operations1: Peer group consists of coastal peers AVB, EQR, ESS, and UDR; coastal peers chosen from proxy peers for comparability in geographic markets and average rent levels Company estimates, based on company and peer filings AIR based on company estimate; peers per Green Street Advisors G&A and offsite costs as a percent of GAV, AIR based on company estimate; peers per Green Street Advisors; offsite costs include G&A and property management expenses

2019 pro-forma results for AIR portfolio1 Estimated GAV as of first quarter 2020 of ~$10.4bn Value confirmed by California joint venture at a 4.2% cap rate 12 properties with estimated GAV as of first quarter 2020 of $2.47bn Valued in September 2020 at $2.4bn in sale of 39% interest The disparity between AIV’s published NAV and its historic share price is one of the reasons the Board decided to create AIR Unlocking Value of High-Quality Portfolio 6 AIR will own a high-quality portfolio of 98 properties with GAV of ~$10.4bn Revenue Expense NOI Margin YoY NOI Growth $648.2mm $180.1mm $468.1mm 72.2% 4.6% Revenue, expense, NOI and margin for AIR portfolio; NOI growth for pro-forma same-store population

Top Eight Markets(1)(2) Represent 90% of AIR GAV Attractive Portfolio, Diversified by Geography and Price AIR will own stabilized apartment properties in top U.S. markets focusing on properties with high land value located in submarkets with outsized growth prospects AIR will maintain a dynamic capital allocation and market selection process, expecting over time to reallocate its investment in jurisdictions with high unfunded public liabilities to locations with lower public tax burdens, including southeastern states Bay Area 10.6% Los Angeles 21.5% Greater Washington 12.4% Philadelphia 12.0% Denver 7.1% San Diego 7.2% Miami 9.6% Boston 9.9% A C+ A B B B+ B B 7 >10% of GAV 5 - 10% of GAV Market % of GAV Asset Quality California joint venture GAV shown at pro rata ownership Includes five leased assets to Aimco

Board Strategy Targets Opportunity to Improve FFO Multiple Last 3 Years: Price / NTM FFO1 Source: SNL as of 9/24/20 Multifamily peers composite includes coastal peers AVB, EQR, ESS, and UDR and is weighted by implied market capitalization; coastal peers chosen from proxy peers for comparability in geographic markets and average rent levels Peer average used to calculate spread is not weighted Notwithstanding excellent real estate and strong operational performance, Aimco shares have traded at a discount to peers 8

De-levering and expected rating upgrade likely to provide enhanced access to corporate unsecured issuance at record low interest rates Joint venture pricing provides attractively priced equity An expected improved valuation would offer access to public equity capital at pricing comparable to or better than joint venture pricing These objectives supported the Board’s decision to create AIR: Safety Simplicity Focus Enhanced transparency Sector leading low G&A and offsite costs Board Targeted a Lower Cost of Capital 9

AIR is Key to Higher Shareholder Returns 10 AIR emphasizes its comparative advantage in property operations Operating leverage: Market rent growth: diversified portfolio of markets with outsized growth prospects levered by… Cost control: AIR will build on Aimco’s long history of successful cost control, i.e. flat COE growth over the past ten years Continuous enhancements: Systematic property upgrades: Smart home technology implemented throughout the portfolio and periodic kitchen and bath upgrades Expected use of newly lowered cost of capital to: Buy undermanaged properties: such as Aimco’s Bent Tree acquisition in 2018 Buy core stabilized portfolios by using OP units: such as Aimco’s Dranoff portfolio acquisition in 2018 Allocate capital efficiently: Moving capital from markets burdened by regulation and underfunded liabilities to markets with higher economic growth and greater economic freedom

AIR has an Experienced Management Team 11 Chairman & CEO: Terry Considine President and General Counsel: Lisa Cohn President, Property Operations: Keith Kimmel CFO: Paul Beldin CIO: Conor Wagner AIR Senior Leadership Team: Includes 10 individuals (including those mentioned above) Is stable, averaging 12 years working together Is regularly refreshed, such as by Andrea Young Senior Vice President, IT 1.5 years with Aimco and Conor Wagner Chief Investment Officer 2.5 years with Aimco Compensation Will Follow Aimco's Historic Practices: Compensation aligned with strategy and performance 90% of CEO pay and 69% of Named Executive Officer pay is at risk Compensation designed to incentivize growth and returns Long-term compensation based on relative TSR performance 97.9% support for Say-On-Pay in 2020 and over 98% over past three years No change of control or similar benefits for execution of separation transaction No special tax benefits for execution of separation transaction All G&A costs at peer-leading low 15 basis points of GAV All offsite costs (property management plus G&A) at peer-leading low 32 basis points of GAV (5% of revenue)

10% Separation Provides Opportunity to Refresh Tax Basis 12 AIR expected to have highest tax basis as percent of GAV among peers See company press release dated September 22, 2020 Enhanced ability to manage portfolio with minimal tax friction and reduced need for stock dividends Taxpayer friendly character of future dividends Taxable spin dividend creates no cost for tax-exempt shareholders; many taxable shareholders can offset tax cost with capital loss1 California Joint Venture Example ($ in mm) Potential Accretive Uses of Retained Proceeds Share buybacks Reinvestment in existing assets De-lever balance sheet Portfolio reallocation If the tax basis had been refreshed to e.g., 65% of the $2.4bn value, the distribution requirement would have been reduced by approximately $640mm

New Aimco 13 Focused on development/redevelopment and value-creating investments Make and realize value of investments that are complex or require time to monetize Well-capitalized to complete development underway Operating cash flow covers offsite costs, G&A, and debt service 10% net LTV1 $100 million cash Expected $100 million line of credit Broad set of development opportunities, including building multifamily properties where IQHQ develops life science communities in San Diego, the Bay Area, and Boston/Cambridge. Additional opportunities at Brickell and Parkmerced. IQHQ San Diego Waterfront, from San Diego Union Tribune dated September 27, 2020 Refers to pro forma owned and partially owned assets and debt, excluding the separate portfolio assets and properties leased from AIR

Relationship Between Two Companies 14 Different Businesses – Independent Oversight Neither company depends on the other after the transition AIR: stabilized properties long-term ownership Aimco: complex investments short-cycle development After transition, no material intercompany transactions are expected During Transition Property Management: AIR will provide property management services to Aimco at market rates, either party can terminate at any time Administrative Services: AIR will provide customary administrative services to Aimco Leased Assets: Aimco will lease from AIR and complete development, redevelopment, construction and lease-up of properties currently in process Benefits AIR by completing projects underway, limiting execution risk and vacancy drag Completion expected within three years Future transactions must be approved by independent board members Note Receivable: AIR will hold a three year, $534m note secured by Aimco’s Separate Portfolio ($860m GAV with $200m in first mortgage debt); note is netted against AIR’s existing leverage

Each Board committee is comprised of independent directors to enhance transparency Board leadership provided by multiple directors with experience in spin-offs Regular refreshment – four independent directors added in last five years – combines fresh perspectives with deep institutional knowledge Well-qualified, engaged, and diverse Board possesses deep experience in corporate governance, real estate investment, real estate development, property operations, tax, financial reporting, capital markets, M&A, dispositions, and spin-offs Board regularly engages in systematic review of the company’s business, performance, and strategy Board frequently interacts with shareholders Provides Board with the benefit of shareholder perspectives to inform strategic deliberations Engaged holders of more than 70% of outstanding shares in 2020 Strategy Formed by Highly Qualified, Independent Board 15 Eight of Nine Directors are Independent Source: Company filings, BoardEx, FactSet No spin-off transaction has been submitted to a shareholder vote in the last 10 years (unless the transaction involved a subsequent merger, controlled company, or share reclassification)

Research Analyst Commentary “…we believe it might be the right recipe to reset the valuation and give greater focus to the newly separated entities. If AIR can reach a multiple nearer to peers (seems probable) then current AIV shareholders will have realized about $7.50/sh in upside from Friday's close, and whatever value New AIV trades on top of that.” - Jefferies 9/14/20 “We do not think it is difficult to see the rationale or potential advantages to this split. When we upgraded AIV to Buy from Hold on 6/18/20, the Parkmerced loan/option was a frequent question and/or point of pushback we received from investors. The split announced today allows investors to now own AIV’s stabilized portfolio of assets through AIR, which we think is well-positioned and well-run, without also necessitating investment in Aimco’s longer term value creation investments…we thought AIV was undervalued before this transaction and we think there is potential for this transaction to help close that gap.” - Truist 9/24/20 “We view the announced transformation as a strategic positive for Aimco as it enables the entities to operate with tailored balance sheets and enhanced management focus by separating Aimco’s apartment business and development/redevelopment/investment business.” - Goldman Sachs 9/17/20 “News of a portfolio split and a new $2.4B CA JV (at low-4% cap rate) drove AIMCO up 7% yesterday. The company is spinning its better quality / more core assets into a new entity (AIR), while "new" AIMCO will retain its lower tier, noncore assets and its re/development activities. We are supportive of the move and think these steps should improve its simplicity, transparency and comparability, which should help it attract capital and support a higher multiple and better long-term earnings and dividend growth for AIR.” - Mizuho 9/15/20 16 “The tax inefficiency associated with property sales is an issue across the apartment REIT group, but likely more pronounced for Aimco’s portfolio given the older age of properties…. While not a primary motivating factor, ripping the tax band-aid off this year mitigates the risk of tax code changes under a new administration (higher rates and potential elimination of 1031-exchanges).” - Green Street Advisors 10/05/20 “The AIR portfolio is expected to contain 98 properties and 26,599 units, running the gamut from a diversification perspective -- both from a geographic and A/B price point perspective…we view DevCo as part opportunistic, that could generate above average returns, and part a holding cell for what AIV was looking to dispose of eventually.” - SMBC Nikko 9/14/20 “Management’s hypothetical base case scenario contemplates $5.50 per share in estimated taxes generated by the spin-off of AIR. However, the tax bill can be offset through a number of means, including the sale of shares in RemainCo to trigger capital gain losses. In a hypothetical base-case scenario where an investor had a cost basis of $40 in Aimco prior to the spin, the net after tax value of shares are ~2% lower than pre-tax value.” - Green Street Advisors 9/22/20

Board Strategy Builds on Aimco Success Aimco and its Board have a long-term track record of operating performance and strategic enhancements Best-in-class Property Operations Peer-leading margins for 12 consecutive quarters For the five years ended 2019, Aimco’s same store COE CAGR was 1.0%, 120 bps better than its coastal peer average1 Development and Redevelopment Value added through renovation and repositioning of apartment communities through “short-cycle” and “long-cycle” redevelopments; over past five years over $1bn invested targeting unlevered free-cash-flow IRRs of 9% to 11% Portfolio Management A portfolio diversified by geography and price point focused on properties with high land value located in submarkets with outsized future growth prospects Average monthly revenue per home doubled to $2,254 over the last 10 years Simplification of portfolio, including exit of the affordable housing business in 2018 Investment Grade Balance Sheet Using primarily property debt that is low-cost, long-dated, amortizing, and non-recourse; limiting entity and refunding risk while maintaining flexibility to sell or redevelop properties, lowering leverage from ~60% to low-30% in past eight years2 Coastal peers include AVB, EQR, ESS, and UDR, coastal peers chosen from proxy peers for greater comparability in geographic markets and average rent levels Source: Green Street Advisors

Strong Relative Performance Source: KeyBanc Capital Markets “The Leaderboard”, October 2, 2020; coastal peers chosen from proxy peers for greater comparability in geographic markets and average rent levels Aimco has outperformed the coastal peer average over long and near-term as measured by Total Shareholder Return (“TSR”)1

Board, newly refreshed, elected in May with 98.5% shareholder vote Continued doing what it was hired to do – unlocking shareholder value Results: $2.4bn joint venture completed $1bn debt reduction completed $1.3bn separation of development company complete before year-end $1bn in additional debt reduction complete before year-end via separation More joint ventures being pursued Corporate unsecured debt expected first issuance as early as first quarter 2021 Growth through investment via improved cost of capital expected upon execution of strategy Progress of Board Strategy Implementation 19

Board-led strategy to enhance shareholder value AIR is the result: Greater simplicity Greater predictability Lower leverage Greater emphasis on current income Refreshed tax basis AIR results from separation of non-core development activities, ~10% of GAV Continuation of the Board’s track record of creating value for shareholders 20